UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 29, 2007
United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification Number)
of incorporation)

55 Glenlake Parkway, N.E.
Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 828-6000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(d)
On August 29, 2007, the Board of Directors of United Parcel Service, Inc. (the “Company”) elected F. Duane Ackerman, the former chairman and CEO of BellSouth, to serve as a Director. Mr. Ackerman was appointed to serve on the Compensation Committee. He will stand for election at the annual meeting of shareowners in May 2008.
Mr. Ackerman’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 19, 2007. Other than the standard compensation arrangements, there are no arrangements or understandings between Mr. Ackerman and any other person pursuant to which he was appointed as a director. Mr. Ackerman is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

     Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.

Date: August 30, 2007	By:	/s/ D. Scott Davis

	Name:	D. Scott Davis
	Title:	Vice Chairman and Chief Financial Officer

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